EXHIBIT 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of HNI Corporation (the "Corporation") for the quarterly period ended September 29, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeffrey D. Lorenger, as President and Chief Executive Officer of the Corporation, and Marshall H. Bridges, as Senior Vice President and Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods expressed in the Report.

Date: October 30, 2018	By:	/s/ Jeffrey D. Lorenger
Name: Jeffrey D. Lorenger
Title: President and Chief Executive Officer

Date: October 30, 2018	By:	/s/ Marshall H. Bridges
Name: Marshall H. Bridges
Title: Senior Vice President and Chief Financial Officer